Exhibit 10.2

EXECUTION VERSION

N1 LIQUIDATING TRUST
AGREEMENT AND DECLARATION OF TRUST
THIS AGREEMENT AND DECLARATION OF TRUST is dated as of January 31, 2018, by and among NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), and Sujan S. Patel, James J. Thomas and Chris S. Westfahl (collectively, and including any successors thereto, the “Trustees”).
WHEREAS, the Company’s Board of Directors (the “Board”) and the Company’s stockholders have approved the merger (the “Company Merger”) of the Company with and into Colony NorthStar Credit Real Estate, Inc. (“CLNC”), a Maryland corporation, and the other transactions contemplated by the Amended and Restated Master Combination Agreement, dated as of November 20, 2017 (the “Combination Agreement”), by and among the Company, NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership and the operating partnership of the Company (“Company OP”), Colony Capital Operating Company, LLC, a Delaware limited liability company (“CLNS OP”) and the operating company of Colony NorthStar, Inc., a Maryland corporation, NRF RED REIT Corp., a Maryland corporation and an indirect subsidiary of CLNS OP, NorthStar Real Estate Income II, Inc., a Maryland corporation (“NorthStar II”), NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of NorthStar II, CLNC, and Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of CLNC, which other transactions include a plan for the distribution to the stockholders of the Company prior to the Company Merger of the Excluded Asset (as defined below) in accordance with Maryland law (the “Plan”);
WHEREAS, pursuant to the Plan, among other things, prior to consummation of the Company Merger, Company OP will transfer, or cause to be transferred, the Excluded Asset to a limited liability company formed to hold, service and receive the proceeds of any sale of the Excluded Asset;
WHEREAS, the Company has organized N1 Hendon Holdings, LLC, a Delaware limited liability company (“Holdco”), to serve as the limited liability company described above and has caused the transfer of the Excluded Asset to Holdco;
WHEREAS, the Company is the sole member of Holdco and holds 100% of the membership interests (the “Holdco Interests”) therein;
WHEREAS, CFI Hendon Holdings, LLC (including any of its assignees or successors, the “Senior Interest Holder”) and Holdco have entered into that certain Participation Agreement, dated as of January 31, 2018, by and among the Senior Interest Holder and Holdco (as may be amended, restated, revised or supplemented from time to time, the “Participation Agreement”), pursuant to which (i) the Senior Interest Holder has purchased the Senior Participation Interest (as defined below) and (ii) Holdco has retained the Retained Asset (as defined below);
WHEREAS, the Plan further provides, among other things, that prior to consummation of the Company Merger, the Company will transfer the Holdco Interests to a liquidating trust for the benefit of the Company’s stockholders (such transfer, the “Grant”);

WHEREAS, the statutory trust (the “Trust”) created by the filing of a certificate of trust with the State Department of Assessments and Taxation of the State of Maryland under Section 12-204 of the Maryland Statutory Trust Act (the “Maryland Act”) is intended to be such liquidating trust described above; and
WHEREAS, following the Grant, the Trustees shall administer the Trust pursuant to the terms of this Agreement in order to liquidate the Retained Asset and distribute the net proceeds (if any) of the Trust Assets and the Holdco Assets in accordance with the terms hereof.
NOW THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
NAMES; DEFINITIONS; PRINCIPAL OFFICE; RESIDENT AGENT
Section 1.01    Name. The Trust shall be known as “N1 Liquidating Trust.”
Section 1.02    Defined Terms. Terms used but not otherwise defined in this Agreement shall be defined as follows unless the context otherwise requires:
(a)    “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.
(b)    “Advisor” means CNI NSI Advisors, LLC.
(c)    “Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.
(d)    “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.
(e)    “Beneficiary” shall mean each holder of Units.
(f)    “Board” shall have the meaning given to such term in the Recitals.
(g)    “CLNC” shall have the meaning given to such term in the Recitals.
(h)    “CLNS OP” shall have the meaning given to such term in the recitals.
(i)    “Code” shall have the meaning given to such term in Section 2.02(c).
(j)    “Combination Agreement” shall have the meaning given to such term in the Recitals.

(k)    “Commission” shall have the meaning given to such term in Section 5.08(b).
(l)    “Company” shall have the meaning given to such term in the Recitals.
(m)    “Company Merger” shall have the meaning given to such term in the Recitals.
(n)    “Company OP” shall have the meaning given to such term in the recitals.
(o)    “Conflict of Interest” shall have the meaning given to such term in Section 7.03(a).
(p)    “Excluded Asset” shall mean the asset described on Schedule A hereto.
(q)    “Grant” shall have the meaning given to such term in the Recitals.
(r)    “Grant Date” shall mean the date of this Agreement.
(s)    “Holdco” shall have the meaning given to such term in the Recitals.
(t)    “Holdco Assets” shall mean all the property (real, personal, tangible or intangible) held from time to time by Holdco, which shall consist of the Holdco Subsidiary Interests, the Retained Asset, and all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to such assets, less any of the foregoing utilized by Holdco to pay expenses of Holdco, the Trust, or the Holdco Subsidiaries, satisfy Liabilities of Holdco, the Trust, or the Holdco Subsidiaries or to make distributions to the Trust.
(u)    “Holdco Interests” shall have the meaning given to such term in the Recitals.
(v)    “Holdco LLC Agreement” means the amended and restated operating agreement of Holdco, as it may be amended from time to time.
(w)    “Holdco Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity directly or indirectly owned by Holdco.
(x)    “Holdco Subsidiary Interests” means the outstanding equity interests in any Holdco Subsidiary.
(y)    “Indemnified Person” shall have the meaning given to such term in Section 8.05.
(z)    “Independent Trustees” means James J. Thomas and Chris S. Westfahl and any other individual who hereafter becomes a Trustee and who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or any of its Affiliates (other than a less than one percent (1%) ownership interest), (ii) employment by the

Advisor or any of its Affiliates, (iii) service as an officer or director of the Advisor or any of its Affiliates (other than as an independent director of an entity under common control with the Advisor), (iv) performance of services, other than as a Trustee, for the Trust, Holdco, or any of its Subsidiaries, (v) service as a director or trustee of more than three real estate investment trusts organized by or advised by any Affiliate of the Advisor, or (vi) maintenance of a material business or professional relationship with Advisor or any of its Affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the Trustee from the Advisor and its Affiliates exceeds five percent (5%) of either the Trustee’s annual gross revenue during either of the last two (2) years or the Trustee’s net worth on a fair market value basis. An indirect association with the Advisor shall include circumstances in which a Trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Advisor or any of its Affiliates.
(aa)    “Liabilities” shall mean all taxes, tax audits and any findings arising from, in connection with or relating thereto, liens, penalties, interest, costs and expenses, unsatisfied debts, damages, losses, claims, liabilities, commitments, suits and any other obligations, whether contingent or fixed or otherwise.
(bb)    “Maryland Act” shall have the meaning given to such term in the Recitals.
(cc)    “NorthStar II” shall have the meaning given to such term in the Recitals.
(dd)    “Participation Agreement” shall have the meaning given to such term in the Recitals.
(ee)     “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.
(ff)    “Plan” shall have the meaning given to such term in the Recitals.
(gg)    “Retained Asset” shall mean the “Junior Participation Interest” with respect to the Excluded Asset, as such term is defined in the Participation Agreement.
(hh)    “Senior Interest Holder” shall have the meaning given to such term in the Recitals.
(ii)    “Senior Participation Interest” shall mean the “Senior Participation Interest” with respect to the Excluded Asset, as such term is defined in the Participation Agreement.
(jj)    “Shares” shall mean the shares of common stock, $0.01 par value per share, of the Company.
(kk)    “Stockholders” shall mean the holders of record of the outstanding Shares of the Company immediately prior to the effective time of the Company Merger.
(ll)    “Trust” shall have the meaning given to such term in the Recitals.

(mm)    “Trust Assets” shall mean all the property (real, personal, tangible or intangible) held from time to time by the Trust and administered by the Trustees under this Agreement, which shall consist of the Holdco Interests and all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to such assets, less any of the foregoing utilized by the Trustees to pay expenses of the Trust, satisfy Liabilities of the Trust or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.
(nn)    “Trustees” shall have the meaning given to such term in the Recitals.
(oo)    “Trust Subsidiary” means each of Holdco and each Holdco Subsidiary.
(pp)    “Units” shall have the meaning given to such term in Section 3.01(a).
Section 1.03    Principal Office in State of Maryland; Resident Agent; Additional Offices. The principal office of the Trust in the State of Maryland shall be located at such place as the Trustees may designate. The address of the principal office of the Trust in the State of Maryland as of the Grant Date is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The name and address of the resident agent of the Trust are CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have additional offices, including a principal executive office, at such places as the Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
NATURE OF THE TRUST
Section 2.01    Bill of Sale, Assignment, Acceptance and Assumption Agreement; Instruments of Further Assurance. On the Grant Date, prior to the effective time of the Company Merger, the Company and the Trust shall execute a Bill of Sale, Assignment, Acceptance and Assumption Agreement conveying the Holdco Interests to the Trust, a copy of which is attached as Appendix A hereto. The Company or its successor in the Company Merger will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trust or any Trust Subsidiary of any property intended to be covered hereby, and to vest in the Trust, such Trust Subsidiary and their respective successors and assigns, the estate, powers, instruments or funds in trust hereunder.
Section 2.02    Purpose of Trust.
(a)    The Trust is organized for the sole purpose of liquidating the Retained Asset and, in connection therewith, holding the Holdco Interests, acting as the managing member of Holdco and causing Holdco and any Holdco Subsidiaries to own, hold, service and receive the proceeds of any sale of the Trust Assets and the Holdco Assets for the ultimate purpose of liquidating the Trust Assets and the Holdco Assets and distributing the net proceeds of the Trust Assets and the Holdco Assets to the Beneficiaries, with no objective to continue or engage in the conduct of a trade or business or cause Holdco or any Holdco Subsidiary to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of, and preservation or realization of the value of, the Trust Assets and the Holdco Assets.
(b)    In connection with the foregoing, the Trustees will (i) take such actions as they deem necessary or appropriate to carry out the purpose of the Trust and facilitate the holding, servicing, collection of principal and interest payments received in respect of, and receipt of the proceeds of any sale of the Trust Assets and the Holdco Assets, (ii) protect, conserve and manage the Trust Assets and the Holdco Assets in accordance with the terms and conditions hereof, and (iii) distribute the net proceeds of the Trust Assets and the Holdco Assets in accordance with the terms and conditions hereof.
(c)    It is intended that, for federal, state and local income tax purposes, the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective shares of the Trust pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”), and any analogous provision of state or local law, and shall be taxed on their respective shares of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustees shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Treasury Regulation Section 1.671-4(a).
Section 2.03    No Reversion to the Company. In no event shall any part of the Trust Assets revert to or be distributed to the Company, its successor in the Company Merger, or their respective subsidiaries.
Section 2.04    Payment of Trustee Liabilities. If any Liability is asserted against any Trustee as a result of the Grant, the Trustees may use such part of the Trust Assets or the Holdco Assets as may be necessary in contesting any such Liability or in payment thereof, and in no event shall the Trustees, Beneficiaries, officers, manager, Advisor , agents of the Trust or any Trust Subsidiary, or any of their respective Affiliates, be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets and the Holdco Assets are not sufficient to satisfy the Liabilities of the Trust.
Section 2.05    Management of Subsidiaries.
(a)    Subject to the terms of any agreements governing the management and operation of any Trust Subsidiary, including, without limitation, with respect to obligations of the directors, officers, managers, partners or members of any such entity to act in the best interests of the Trust Subsidiary and the equity holders, partners or members of such Trust Subsidiary, the Trustees shall take such actions with respect to the Trust’s direct or indirect interest in each Trust Subsidiary (whether in connection with the Trust’s position as direct or indirect equity owner, partner, member or manager, or as a director, officer, employee or agent of such Trust Subsidiary), and shall, subject to any obligations to any other equity owners, partners or members of a Trust Subsidiary, cause each Trust Subsidiary to take such actions, as are consistent with the purposes and provisions of the Trust and this Agreement.
(b)    The Trustees shall, to the extent not done on or prior to the Grant Date, and to the extent deemed necessary or desirable by the Trustees, amend, or cause to be amended, the operating agreements and other governing documents of each Trust Subsidiary and take such other action to provide that the purpose of such entity is substantially the same as that set forth in Section 2.02, including no objective to continue or engage in the conduct of a trade or business (other than as necessary to realize or preserve the value of its assets) and the expeditious but orderly disposition and distribution of its assets; provided that it shall not be inconsistent with the provisions of this paragraph for any Trust Subsidiary to continue to engage in a trade or business following such time as the Trust has sold all of its interests in such Trust Subsidiary in furtherance of the Plan.
(c)    The Trustees shall cause each Trust Subsidiary to distribute to the Trust and to such Trust Subsidiary’s other equity owners, partners or members, if any, in accordance with the governing documents of such Trust Subsidiary, on or before each distribution provided for in Section 5.06 and Section 5.07 such portion of its cash as is deemed necessary by the Trustees to make such distribution pursuant to Section 5.06 or Section 5.07.
(d)    The Trustees may serve as partners, members, directors, officers, employees or agents of a Trust Subsidiary.
Section 2.06    Management Services Agreement. Concurrently with the Grant, the Trust and Holdco will enter into a management services agreement with the Advisor to manage the Retained Asset, pursue a sale or other liquidation or disposition of the Retained Asset, and provide administrative services to the Trust and the Trust Subsidiaries, on such terms and conditions as may be approved by the Trustees.
ARTICLE III
BENEFICIAL INTERESTS
Section 3.01    Beneficial Interests.
(a)    Pursuant to the Plan, prior to the effective time of the Company Merger, the Company will distribute to each record owner of outstanding Shares one unit of Beneficial Interest (a “Unit”) in the Trust for each Share then held of record by such Stockholder (including, for any fraction of a Share, an equivalent fraction of a Unit). Following this distribution, each Beneficiary shall have a pro rata undivided beneficial interest in the Holdco Interests and any other Trust Assets equal to the number of Units held by such Beneficiary divided by the total number of Units held by all Beneficiaries. In connection with the foregoing, the Trust shall issue and deliver to the Company the number of Units that are required to enable the Company to make the distribution contemplated by this Section 3.01(a).
(b)    The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate. The Trustees shall maintain, or cause to be maintained, a record of the name and address of each Beneficiary and the aggregate number of Units held by such Beneficiary.
(c)    If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustees shall not be or become liable to any of such parties for the Trust’s failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustees be liable for interest on any funds which the Trust may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.01(c), the Trustees shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conflicting claims or demands.
Section 3.02    Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary’s Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest shall pass as personal property to the Beneficiary’s legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, any of the Trust Assets except the right to receive distributions of the net proceeds thereof as, when, and if made as expressly provided herein. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any of the Trust Assets.
Section 3.03    Limitations on Transfer. THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED OTHER THAN BY WILL, INTESTATE SUCCESSION OR OPERATION OF LAW; provided that a Beneficiary shall be allowed to assign or transfer a Beneficial Interest held by a tax-qualified employee retirement plan or account (including a regular IRA, a Keogh plan or a 401(k) plan) to the plan participant or account owner, but only if and to the extent that (a) a distribution from the plan or account is required to be made in order to satisfy the required minimum distribution (“RMD”) provisions applicable to such plan or account, and (b) such RMD requirements cannot be satisfied by distributing other assets from such plan or account, or from other accounts of such account owner; and provided further, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such

Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Trustees, which consent may be withheld in the Trustees’ sole discretion. Furthermore, except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor, except as provided herein, shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary. The interest of a Beneficiary shall be paid by the Trustees to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.
Section 3.04    Trustees as Beneficiary. The Trustees, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if they were not the Trustees hereunder and shall have all rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if they were not the Trustees hereunder.
ARTICLE IV
DURATION AND TERMINATION OF THE TRUST
Section 4.01    Duration. The existence of the Trust shall terminate upon the earliest of (1) the liquidation and distribution of the net proceeds of all of the Trust Assets and Holdco Assets as provided in Section 5.07, and (2) the expiration of a period of three (3) years from the Grant Date. Notwithstanding the foregoing, the Trustees may continue the existence of the Trust beyond the three (3)-year term if the Trustees reasonably determine that an extension is necessary to fulfill the purposes of the Trust.
Section 4.02    Other Obligations of Trustees upon Termination. Upon termination of the Trust, the Trustees shall provide for the retention of the books, records, lists of holders of Units, and files which shall have been delivered to or created by the Trustees, the Advisor, or their respective agents. At the Trustees’ discretion, all of such records and documents may be destroyed at any time after six (6) years following the final distribution with respect to the Trust Assets and the Holdco Assets. Except as otherwise specifically provided herein, upon the final distribution with respect to the Trust Assets and the Holdco Assets, the Trustees shall have no further duties or obligations hereunder; provided that the Trustees shall execute and deliver such other instruments and agreements, including, without limitation, a certificate of cancellation to be filed with the State Department of Assessments and Taxation of Maryland, as shall be reasonably necessary to effect the termination of the Trust.
ARTICLE V
ADMINISTRATION OF TRUST ASSETS AND HOLDCO ASSETS
Section 5.01    Sale of Holdco Assets and Trust Assets. Subject to the terms and conditions of this Agreement and the Holdco LLC Agreement, the Trustees shall cause Holdco and the Holdco Subsidiaries to hold and service the Retained Asset with the objective of realizing the value (if any) of the Retained Asset for the benefit of the members of Holdco and the Beneficiaries. Subject to the terms and conditions of this Agreement and the Holdco LLC Agreement, the Trustees may, and

may cause the Trust, in its capacity as managing member of Holdco to, at such times as they deem appropriate, in their discretion, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Holdco Assets or the Trust Assets as they deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustees shall determine). The Trustees shall make appropriate efforts to dispose of the Holdco Assets and the Trust Assets, make timely distributions and not unduly prolong the duration of the Trust.
Section 5.02    Efforts to Resolve Claims and Liabilities. Subject to the terms and conditions of this Agreement, the Trustees shall make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust or any Trust Subsidiary may be responsible, administer and dispose of the Holdco Assets and the Trust Assets as contemplated in the Holdco LLC Agreement and this Agreement, make timely distributions to the members of Holdco and the Beneficiaries, and not unduly prolong the duration of the Trust.
Section 5.03    Continued Collection of Trust Assets and Holdco Asseets. All property that is determined to be a part of the Trust Assets and the Holdco Assets shall continue to be collected by the Trustees and held, directly or indirectly, as the case may be, as a part of the Trust. The Trust shall hold, directly or indirectly, as the case may be, the Trust Assets and the Holdco Assets without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Trust after payment of the Trust’s liabilities and expenses as provided in Section 5.05.
Section 5.04    Restriction on Trust Assets. The Trust shall not receive, or permit any Trust Subsidiary to receive, transfers of, and shall cause to be distributed, any assets prohibited by Revenue Procedure 82-58, 1982-2 C.B. 847 (as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484), as the same may be further amended, supplemented, or modified, including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer, or any general or limited partnership interest, it being understood that the interests in the Trust Subsidiaries do not constitute any such assets. The Trustees shall not retain cash in excess of a reasonable amount to meet expenses and Liabilities of the Trust and the Trust Assets and the Holdco Assets.
Section 5.05    Payment of Expenses and Liabilities. The Trustees shall pay from the Trust Assets and the Holdco Assets, as applicable, all expenses and Liabilities of the Trust, the Trust Assets and the Holdco Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustees or the Holdco Assets by the Trust as the sole member of Holdco.
Section 5.06    Interim Distributions. At such times as may be determined in their sole discretion, the Trustees shall cause Holdco or any other applicable Trust Subsidiary to distribute to the Trust (as the holder of the Holdco Interests and the indirect holder of the Holdco Subsidiary Interests), and upon receipt by the Trust of such distribution, the Trustees shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustees in their sole discretion, such cash or other property comprising a portion the Trust Assets as the Trustees may in their sole discretion determine may be distributed.
Section 5.07    Final Distribution. If the Trustees determine that the Liabilities and all other claims, expenses, charges, and obligations of the Trust and the Trust Subsidiaries have been paid or discharged, and all Trust Assets have been liquidated, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Holdco Assets and the Trust Assets, cause Holdco or any other applicable Trust Subsidiary to distribute to the Trust (as the holder of the Holdco Interests and the indirect holder of the Holdco Subsidiary Interests) the remaining Holdco Assets, if any, and upon receipt by the Trust of such distribution, the Trustees shall distribute the amounts so received to the Beneficiaries in proportion to the number of Units held by each Beneficiary.
Section 5.08    Reports to Beneficiaries.
(a)    As soon as practicable after the Grant Date, the Trustees will mail, or cause to be mailed, to each Beneficiary a notice indicating how many Units such person beneficially owns and the Trust’s address and other contact information.
(b)    As soon as practicable after the end of each fiscal year of the Trust on a timeline as though the Trust were a non-accelerated filer of reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust shall file an annual report under the cover of Form 10-K with the United States Securities and Exchange Commission (the “Commission”) showing the assets and liabilities of the Trust at the end of the applicable calendar year and the receipts and disbursements of the Trust for such period covered by the report. The annual report also will describe the changes in the assets of the Trust and the actions taken by the Trustees during such period covered by the report. The financial statements contained within such annual report need not be audited, but will be prepared on a liquidation basis in accordance with United States generally accepted accounting principles. The Trust also will file interim reports on Form 8-K with the Commission whenever an event occurs for which a Form 8-K is required to be filed for the Trust or whenever, in the opinion of the Trustees, in their discretion, any other material event relating to the Trust or its assets has occurred.
(c)    The tax year and the fiscal year of the Trust shall end on December 31 of each year.
Section 5.09    Federal Income Tax Information. As soon as practicable after the close of each tax year (beginning with the tax year ending December 31, 2018), the Trustees shall mail to each Person who was a Beneficiary during such year, a statement showing, on a per Unit basis, the information necessary to enable a Beneficiary to determine its taxable income (if any) from the Trust as determined for federal income tax purposes. In addition, after receipt of a request in good faith, the Trustees shall furnish, or cause to be furnished, to any Person who has been a Beneficiary at any time during the preceding year, at the expense of such Person and at no cost to the Trust, a statement containing such further tax information as is reasonably available to the Trustees and reasonably requested by such Person.

Section 5.10    Books and Records. The Trustees shall maintain, or cause to be maintained, in respect of the Trust and the holders of Units books and records relating to the Trust Assets and the income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustees under Section 5.08. Nothing in this Agreement requires the Trustees to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for making any payment or distribution out of the Trust Assets. Beneficiaries and their agents shall be entitled, upon thirty (30) days’ prior written notice delivered to the Trustees, to inspect and copy (at their own expense) during normal business hours the following (and only the following) documents, solely to the extent that such documents are not publicly available on the website of the Commission: (i) this Agreement and all amendments hereto; (ii) minutes of the proceedings (if any) of the Beneficiaries; and (iii)  any voting trust agreements on file at the Trust’s principal office; provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustees.
Section 5.11    Appointment of Agents, etc.
(a)    The Trustees shall be responsible for the general policies of the Trust and for the general supervision of the activities of the Trust and the Trust Subsidiaries conducted by all agents, officers, employees, advisors or managers of the Trust or any of the Trust Subsidiaries. The Trustees shall have the power to appoint, employ or contract with any Person or Persons as the Trustees may deem necessary or proper for the transaction of all or any portion of the activities of the Trust, including appointment of officers of the Trust and the Trust Subsidiaries and the retention of the Advisor under a management services agreement, as contemplated by Section 2.06. For purposes of this Agreement, the Advisor shall be deemed to be an agent of the Trust.
(b)    The Trustees shall have the power to determine the terms and compensation of any Person with whom the Trust may contract pursuant to Section 5.11(a).
(c)    The Trustees shall not be required to administer the Trust as their sole and exclusive function and the Trustees may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including in competitive business interests, including, without limitation, the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to the Trustees’ obligations under this Agreement and applicable law.

ARTICLE VI
BOARD OF TRUSTEES
Section 6.01    Board of Trustees. The Trust and its affairs shall be governed, managed and administered by a Board of Trustees. References in this Agreement to the “Trustees” shall constitute references to the Board of Trustees acting as described in this Article VI, unless the context otherwise requires.
Section 6.02    Number and Qualification of Trustees.
(a)    Subject to the provisions of Section 6.03 relating to the period pending the appointment of a successor Trustee, there shall be three (3) Trustees of the Trust comprising the Board of Trustees, who shall be citizens and residents of, or a corporation or other entity which is incorporated or formed under the laws of, a state of the United States and, if a corporation, it shall be authorized to act as a corporate fiduciary under the laws of the State of Maryland or such other jurisdiction as shall be determined by the Trustee in its sole discretion. The number of Trustees may be increased or decreased from time to time by the Trustees, provided that there shall never be fewer than one (1) Trustee.
(b)    If a corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.
(c)    A majority of the Trustees shall be Independent Trustees; provided that, if one or more Independent Trustees shall resign or be removed, or shall otherwise cease to be an Independent Trustee, and pending the filling of the vacancy or vacancies created by such resignation or removal, or pending appointment of a new Independent Trustee, less than a majority of the Trustees are Independent Trustees, the failure of a majority of the Trustees to be Independent Trustees shall not affect the validity of any action taken by the Trustees.
Section 6.03    Resignation and Removal. Any Trustee may resign and be discharged from the Trust by giving written notice to the other Trustees. Such resignation shall become effective on the date specified in such notice. Any Trustee may be removed at any time, with or without cause, by Beneficiaries holding in the aggregate more than two-thirds of the total Units held by all Beneficiaries at a meeting of the Beneficiaries duly called for such purpose.
Section 6.04    Appointment of Successor. If at any time a Trustee resigns or is removed, dies, becomes mentally incompetent or physically incapable of performing such Trustee’s responsibilities hereunder (as determined by the other Trustees), or is adjudged bankrupt or insolvent, unless the remaining Trustees (if any) shall decrease the number of Trustees comprising the Board of Trustees pursuant to Section 6.02, or in the event the number of Trustees comprising the Board of Trustees shall be increased pursuant to Section 6.02, a vacancy shall be deemed to exist and a successor shall be appointed by action of a majority of the remaining Trustees (if any). If (i) such a vacancy is not filled by the remaining Trustees within ninety (90) days, and the remaining

Trustees, if any, have notified the Beneficiaries of their inability to fill such vacancy or (ii) there is no remaining Trustee, then the Beneficiaries may, pursuant to Article XII, call a meeting to appoint a successor Trustee or successor Trustees. At such meeting, holders of a majority of the outstanding Units shall constitute a quorum and a successor Trustee or successor Trustees shall be appointed by Beneficiaries holding Units representing a majority of the total Units present at the meeting, in person or by proxy, with each Unit being entitled to be voted with respect to each vacancy to be filled at such meeting. Pending the appointment of a successor Trustee, the remaining Trustee or Trustees then serving may continue to take all actions that may be taken by the Trustees hereunder.
Section 6.05    Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file one (1) counterpart with the books and records of the Trust and, in case of a resignation, deliver one (1) counterpart to the resigning Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein.
Section 6.06    Required Approval for Action by Trustees. At any time there is more than one (1) Trustee, all action required or permitted to be taken by the Trustees, in their capacity as Trustees, shall be taken by approval, consent, vote or resolution, including by written consent, authorized by at least a majority of all of the Trustees.
Section 6.07    Compensation; Expense Reimbursement. The Independent Trustees shall be entitled to receive compensation for their services as the Trustees shall reasonably determine, consisting of reasonable meeting fees or quarterly or annual retainer fees or a combination of such fees, as determined by the Trustees. Each Trustee shall be reimbursed from the Trust Assets or the Holdco Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of that Trustee’s duties in accordance with this Agreement.
ARTICLE VII
POWERS OF AND LIMITATIONS ON THE TRUSTEES
Section 7.01    Limitations on Trustees. The Trustees shall not cause or permit the Trust, and shall not cause or permit any Trust Subsidiary, to enter into or engage in any trade or business except as necessary to carry out the purposes of the Trust. In no event shall the Trustees take any action that would jeopardize the status of the Trust as a “liquidating trust” for federal, state or local income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law. The Trustees shall not cause the Trust to invest any of the cash held as Trust Assets in securities of any other Person, except that the Trustees may cause the Trust to invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts that mature not later than one (1) year from the date of acquisition thereof that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes.

Section 7.02    Specific Powers of Trustees. Subject to the provisions of the terms and conditions of this Agreement, the Trustees shall have the following specific powers in addition to any and all powers conferred upon them by any other Section or provision of this Agreement or any laws of the State of Maryland; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Assets and the Holdco Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:
(a)    to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of any interest in, the Trust Assets and the Holdco Assets;
(b)    to collect, liquidate, finance or refinance or otherwise convert into cash, or such other property as they deem appropriate, all property, assets and rights in the Trust Assets and/or the Holdco Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Holdco Assets, the Trust or the Trustees;
(c)    to elect, appoint, engage, retain or employ any Persons as officers, agents, representatives, employees or independent contractors (including, without limitation, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Trust Assets or the Holdco Assets for services in as many capacities as such Person may be so elected, appointed, engaged, employed or retained, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, employment or retention of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to officers, agents, representatives, independent contractors, employees or other Persons, including, without limitation, the retention of the Advisor and its affiliates to provide various services to the Trust and the Subsidiaries owned by it consistent with the types of services and compensation terms previously applicable to the Company prior to the formation of the Trust;
(d)    to retain and set aside such funds out of the Trust Assets or the Holdco Assets as the Trustees shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, Liabilities of the Trust or any Trust Subsidiary; and (ii) the expenses of administering the Trust Assets and the Holdco Assets;
(e)    to do and perform any and all acts necessary or appropriate for the conservation, protection and realization of value of the Trust Assets and the Holdco Assets, including, without limitation, acts or things necessary or appropriate to maintain the Trust Assets and the Holdco Assets held by the Trustees pending sale or disposition thereof or distribution thereof to the Beneficiaries;
(f)    to institute, defend, settle or otherwise resolve actions, judgments or claims for declaratory relief or other actions, judgments or claims and to take such other action, in the name of the Trust or any Trust Subsidiary or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets or the Holdco Assets;
(g)    to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust and the Trust Subsidiaries in accordance with independent appraisals or other information as the Trustees deem necessary or appropriate;
(h)    to cancel, terminate or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets or the Holdco Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the term of the Trust;
(i)    in the event any of the property that is or may become a part of the Trust Assets or the Holdco Assets is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustees, (i) to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security, if any, as may be designated by the Trustees, which, in the sole discretion of the Trustees, may be paid out of the Trust Assets or the Holdco Assets, (ii) the trustee so appointed in accordance with clause (i) shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Trust, except as limited by the Trustees and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary), (iii) such trustee shall be answerable to the Trustees herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property, and (iv) the Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;
(j)    to cause any investments of any part of the Trust Assets or the Holdco Assets to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;
(k)    to (i) terminate and dissolve any entities owned by the Trust or any Trust Subsidiary and (ii) form any new entities to be owned by the Trust or any Trust Subsidiary; provided that the interests in any such newly formed entities would not constitute assets prohibited by Revenue Procedure 82-58, 1982-2 C.B. 847 (as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484), as the same may be further amended, supplemented, or modified;
(l)    to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets or the Holdco Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement; and

(m)    to adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them.
Section 7.03    Conflicts of Interest.
(a)    Whenever a conflict of interest exists or arises between any Trustee or any of such Trustee’s Affiliates, on the one hand, and the Trust, on the other hand (a “Conflict of Interest”), any decisions or actions taken by the Trustees with respect to such Conflict of Interest (i) shall be taken only by the Independent Trustees and (ii) shall not include the conflicted Trustee. Any agreements or arrangements concerning a Conflict of Interest shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties.
(b)    Whenever a Conflict of Interest arises or whenever this Agreement or any other agreement contemplated herein provides that the Trustees shall act in a manner that is, or provide terms that are, fair and reasonable to the Trust, any Beneficiaries or any other Person, the Trustees making such decision or taking such action shall resolve such Conflict of Interest, take such action or provide such terms, considering in each case the relative interest of each party (including their own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles.
(c)    Any Trustee, officer, employee, independent contractor or agent of the Trust, including the Advisor, may own, hold and dispose of Units for his, her or its individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if he, she or it were not a Trustee, officer, employee, independent contractor or agent of the Trust. Any Trustee, officer, employee, independent contractor or agent of the Trust, including the Advisor, may, in his, her or its personal capacity or in the capacity of trustee, manager, officer, director, shareholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust, including, without limitation, business interests and holdings that are competitive with the Trust. Any Trustee, officer, employee, independent contractor or agent of the Trust, including the Advisor, may be a trustee, manager, officer, director, shareholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent, including, without limitation, as manager or Advisor, or otherwise hereunder so long as such interest is disclosed to the Trustees. None of these activities in and of themselves shall be deemed to conflict with his, her or its duties as Trustee, officer, employee, independent contractor or agent of the Trust, including as Advisor. The doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Trustees or officers or other agents of the Trust or the Trust Subsidiaries, including, without limitation, the Advisor. No Trustee or officer who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee shall not be liable to the Trust or to the Beneficiaries for breach of any fiduciary or other duty by reason of the fact that such Trustee pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Beneficiary shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Trustee may engage or be interested in any financial or other transaction with the Beneficiaries or any Affiliate of the Trust or the Beneficiaries, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Trust or the Beneficiaries or their Affiliates.
ARTICLE VIII
DUTIES AND LIABILITIES OF THE TRUSTEES, BENEFICIARIES AND AGENTS; INDEMNIFICATION
Section 8.01    Generally. The Trustees accept and undertake to discharge the Trust, upon the terms and conditions hereof, on behalf of the Beneficiaries. Each Trustee shall exercise such rights and powers vested in the Trustees by this Agreement in good faith, and use the same degree of care and skill in his, her, or its exercise as a prudent man or woman would exercise or use under the circumstances in the conduct of his or her own affairs, and no Trustee shall have or be deemed to have any fiduciary or other duty to the Trust, any Beneficiary, any Trustee or any other Person, except for such duties as are expressly provided by this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise limit the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Trustees. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In addition, notwithstanding the foregoing:
(a)     no successor Trustee shall be responsible for the acts or omissions of a Trustee in office prior to the date on which such successor becomes a Trustee;
(b)    the Trustees shall not be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees;
(c)    in the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement;
(d)    no Trustee shall be liable for any act that such Trustee may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent, representative or attorney appointed by the Trustees, or for anything that it may do or refrain from doing in connection with this Agreement while acting in good faith; and

(e)    in the absence of bad faith, no Trustee shall be liable with respect to any action taken or omitted to be taken by such Trustee in accordance with (i) a written opinion of legal counsel addressed to the Trustees or (ii) the direction of Beneficiaries having aggregate Beneficial Interests of at least a majority of all Beneficial Interests relating to the exercise by the Trustees of any trust or power conferred upon the Trustees under this Agreement.
Section 8.02    Reliance by Trustees.
(a)    The Trustees may consult with legal counsel, auditors or other experts to be selected by them and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustees and agents of the Trust in respect of any action taken or suffered by the Trustees in good faith and in the reliance on, or in accordance with, such advice or opinion.
(b)    Persons dealing with the Trustees shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such Person in carrying out the terms of the Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.
(c)    As far as reasonably practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustees or their agents liable, nor shall the Trustees be liable to anyone for such omission.
Section 8.03    Limitation on Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets, the Holdco Assets or the affairs of the Trust. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees or officers of a Maryland statutory trust, no present or former Trustee or officer or other agent of the Trust or of any Trust Subsidiary, including, without limitation, the Advisor, shall be subject to any personal liability whatsoever in tort, contract or otherwise, to the Trust, any Beneficiary or any other Person. All Persons shall look solely to the Trust Assets and the Holdco Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Trustees shall, at all times, at the expense of the Trust, maintain insurance for the protection of the Trust Assets and the Holdco Assets, its Beneficiaries, the Trustees and agents in such amount as the Trustees shall deem adequate, in the exercise of their discretion, to cover all foreseeable liability to the extent available at reasonable rates.
Section 8.04    Recitals. Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee or agent of the Trust only in its capacity as Trustee under this Agreement, or in its capacity as an agent of the Trust.
Section 8.05    Indemnification. The Trustees and each Person appointed or employed by the Trustees pursuant to Section 5.11, including, without limitation, the Advisor, and the directors,

officers, employees, managers and agents of each Trustee (each such person, an “Indemnified Person” and collectively, the “Indemnified Persons”), shall, to the fullest extent permitted by law (except to the extent set forth in an agreement between the Trust and an Indemnified Person), be indemnified out of the Trust Assets and the Holdco Assets against all claims, actions, liabilities and expenses, including, without limitation, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust, the Advisor or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of a Trustee or a Person appointed by the Trustees pursuant to Section 5.11, including the Advisor, while in office or thereafter, by reason of his being or having been such a Trustee, Advisor, employee or agent including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee, Advisor, or Person in such capacity; and (ii) in the case of any director, officer, employee, manager or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets and the Holdco Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 8.05; provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustees may cause the Trust to purchase such insurance as they believe, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such claims, actions, liabilities and expenses pursuant to this Section 8.05. Nothing contained herein shall restrict the right of the Trustees to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.
Section 8.06    Reliance on Statements by Trustees. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees’ certificate, signed by any one or more of the Trustees, with respect to the authority that one or more Trustees, or any officer or agent of the Trust, has to take any action with respect to the Trust. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees’ certificate setting forth the facts concerning any action taken by the Trustees pursuant to this Agreement.
ARTICLE IX
CERTAIN MATTERS CONCERNING THE BENEFICIARIES
Section 9.01    Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including, without limitation, the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by proxy, agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in person or by proxy in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article X.
Section 9.02    Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Assets or the Holdco Assets or the agreements relating to or forming part of the Trust Assets or the Holdco Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.
Section 9.03    Requirement of Undertaking. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted to be taken by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 9.03 shall not apply to any suit by the Trustees.
ARTICLE X
MEETINGS OF BENEFICIARIES
Section 10.01    Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement expressly permit Beneficiaries to take either acting alone or with the Trustees.
Section 10.02    Meeting Called by Trustees. The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place as the Trustees shall determine. Written notice of any meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 10.03), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than sixty (60) nor less than ten (10) days before such meeting is to be held to all of the Beneficiaries of record not more than sixty (60) days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.
Section 10.03    Meeting Called on Request of Beneficiaries. Within thirty (30) days after written request to the Trustees by Beneficiaries holding an aggregate of at least twenty-five percent (25%) of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries (but only to transact business permitted by Section 10.01), which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 10.02 to call a meeting of the Beneficiaries, and if the Trustees fail to call such meeting within such thirty (30)-day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.
Section 10.04    Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his, her or its proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.
Section 10.05    Quorum; Vote Required for Approval. Except as otherwise required by this Agreement or law, Beneficiaries holding at least the number of Units in the aggregate sufficient to take action on any matter for which such meeting was called shall be necessary to constitute a quorum at any meeting of Beneficiaries for the transaction of business. If less than a quorum is present, the Trustees or Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, when a quorum is present, any act requiring the approval of the Beneficiaries shall be approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
Section 10.06    Adjournment of Meeting. Subject to Section 10.05, a meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.
Section 10.07    Conduct of Meetings. The Trustees shall appoint the Chairman and the Secretary of the meeting and may adopt such rules for the conduct of such meeting as they shall deem appropriate; provided that such rules shall not be inconsistent with the provisions of this Agreement. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting, in person or by proxy, for or against any resolution and shall make and file with the Secretary of the meeting their verified written report. In the event that a meeting of the Beneficiaries is held when there are no Trustees then in office, the Beneficiaries present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate; provided that such rules shall, to the extent practicable, not be inconsistent with the provisions of this Agreement.
Section 10.08    Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XI
AMENDMENTS
Section 11.01    Amendments Requiring Consent of Beneficiaries. This Agreement may be amended from time to time by the Trustees, with the approval of Beneficiaries holding a majority of the total Units outstanding, or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, obtained at a meeting of the Beneficiaries duly called for such purpose; provided that no such amendment shall increase the potential liability of the Trustees hereunder without the written consent of the Trustees; provided, further, that no such amendment shall permit the Trustees to engage in any activity prohibited by Section 7.01 or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and no such amendment shall jeopardize the status of the Trust as a “liquidating trust” for federal, state, or local income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law or jeopardize the Beneficiaries’ treatment as other than the owners of their respective shares of the Trust’s taxable income pursuant to Section 671 through 679 of the Code and any analogous provision of state or local law.
Section 11.02    Amendments Not Requiring Consent of Beneficiaries. This Agreement may be amended from time to time by the Trustees, without the consent of any of the Beneficiaries, (i) to add to the representations, duties or obligations of the Trustees or surrender any right or power granted to the Trustees herein, (ii) to facilitate the transferability by Beneficiaries of Trust Units, subject to the ability of the Trust to remain eligible for relief from the registration and reporting requirements under the Exchange Act, (iii) to comply with applicable laws, including tax laws, or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, compliance with which the Trustees deem to be in the best interest of the Beneficiaries as a whole, (iv) to enable the Trust to obtain no-action assurances from the staff of the Commission regarding relief from registration and reporting requirements under the Exchange Act, which relief the Trustees deem to be in the best interest of the Beneficiaries as a whole, (v) to enable the Trust to be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, if the Trustees deem it to be in the best interests of the Beneficiaries as a whole, or (vi) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement.
Section 11.03    Notice and Effect of Amendment. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XII
MISCELLANEOUS PROVISIONS
Section 12.01    Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the principal executive office of the Trust and shall be available at all times during regular business hours for inspection by any Beneficiary or such Beneficiary’s duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded to the extent the Trustees may determine such filing to be necessary or desirable. The Trustees shall file or record any instrument which relates to any change in the name or office of a Trustee in the same places where the original Agreement is filed or recorded to the extent the Trustees may determine such filing to be necessary or desirable.
Section 12.02    Intention of Parties to Establish Trust. This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of federal income taxation or for any other purpose.
Section 12.03    Laws as to Construction. This Agreement, the internal affairs of the Trust, and the liability of the Trustees as trustee, and the Beneficiaries as holders of Beneficial Interests, for any debt, obligation, or other liability of the Trust shall be governed by and construed in accordance with the internal laws of the State of Maryland, except to the extent that the provisions of any applicable law are permitted to be varied by the provisions of the Agreement, in which event the provisions of this Agreement shall govern; provided that the Maryland Act (except as varied hereby), and not the laws applicable to common law trusts, shall govern the Trust, this Agreement, and the rights and obligations of the Trustees and the Beneficiaries. The Trustees, the Company and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.
Section 12.04    Exclusive Forum for Certain Litigation. Unless the Trustees consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any action asserting a claim of breach of any duty owed by any Trustee or any officer, employee, independent contractor or agent of the Trust or any Trust Subsidiary, including, without limitation, the Advisor, to the Trust or any Beneficiary or such Beneficiary’s heirs or devisees or, if applicable, plan participant or account owner, (b) any action asserting a claim against the Trust or any Trustee or any officer, employee, independent contractor or agent of the Trust or any Trust Subsidiary, including, without limitation, the Advisor, pursuant to any provision of the Maryland Act or this Agreement or (c) any action asserting a claim against the Trust or any Trustee or any officer, employee, independent contractor or agent of the Trust or any Trust Subsidiary, including, without limitation, the Advisor, that is governed by the internal affairs doctrine.
Section 12.05    Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
Section 12.06    Notices.
(a)    Any notice or other communication by the Trustees to any Beneficiary shall be in writing and shall be deemed to have been duly given for all purposes when (i) deposited in the mail, postage prepaid, for delivery to, or deposited with a courier service for delivery to, such Person, or (ii) delivered personally or sent by email to such Person, in each case at his address as shown in the records of the Trust.
(b)    All notices and other communications under this Agreement to any party hereto shall be in writing and shall be deemed to have been duly given for all purposes when (i) deposited in the mail, postage prepaid, for delivery to, or deposited with a courier service for delivery to, such party, or (ii) delivered personally or sent by email to such party, in each case at the following address or at such other addresses or numbers as shall be specified by the parties by like notice.
(i)    If to the Trust or the Trustees:
N1 Liquidating Trust
515 S. Flower St., 44th Floor
Los Angeles, CA 90071
Attention: Director, Legal Department
Email: colonylegal@clns.com

(ii)    If to the Company:
NorthStar Real Estate Income Trust, Inc.
590 Madison Ave., 34th Floor
New York, NY 10022
Attention: Director, Legal Department
Email: colonylegal@clns.com
Section 12.07    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
[Signature page follows.]

IN WITNESS WHEREOF, NorthStar Real Estate Income Trust, Inc. has caused this Agreement to be executed by an authorized officer, and the Trustees party hereto have executed this Agreement, effective this 31st day of January, 2018.

THE COMPANY:
NORTHSTAR REAL ESTATE INCOME TRUST, INC.
By:	/s/ Jenny B. Neslin
	Name:	Jenny B. Neslin
	Title:	General Counsel and Secretary

THE TRUSTEES:
/s/ Sujan S. Patel
Sujan S. Patel
/s/ James J. Thomas
James J. Thomas
/s/ Chris S. Westfahl
Chris S. Westfahl

[Signature Page to Declaration of Trust]

SCHEDULE A
DESCRIPTION OF EXCLUDED ASSET
That certain Promissory Note (the “Note”) in the original maximum principal sum of $150,150,000.00 dated April 11, 2014, as given by KDI Panama Mall, LLC, KDI Panama Center, LLC, KDI Panama Out Parcel, LLC, KDI Athens Mall, LLC, KDI Athens Theater, LLC, KDI RiverGate Mall, LLC, and KDI RiverGate Center, LLC, each a Georgia limited liability company (collectively, “Borrower”) to NS Income DB Loan – Series III, a series of NS Income DB Loan, LLC, a Delaware limited liability company, as successor in interest to SE Malls Lender NT‑I, LLC, a Delaware limited liability company (“Lender”), which Note was evidenced in part by that certain Loan Agreement dated as of April 11, 2014 between Borrower and Lender.

LEGAL02/37519612v18

APPENDIX A
BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT
This Bill of Sale, Assignment, Acceptance and Assumption Agreement (“Agreement”) is executed as of this ____ day of _________, 2018, by NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“Assignor”), and N1 Liquidating Trust, a Maryland statutory trust (“Assignee”).
WHEREAS, the Amended and Restated Master Combination Agreement, dated as of November 20, 2017 (the “Combination Agreement”), by and among Assignor, NorthStar Real Estate Income Trust Operating Partnership, LP, Colony Capital Operating Company, LLC, NRF RED REIT Corp., NorthStar Real Estate Income II, Inc., NorthStar Real Estate Income Operating Partnership II, LP, Colony NorthStar Credit Real Estate, Inc. (“CLNC”), and Credit RE Operating Company, LLC, includes a plan for the liquidation of that certain asset of Assignor (the “Excluded Asset”) that will not be transferred to the surviving entity in merger of Assignor with and into CLNC (the “Company Merger”) contemplated by the Combination Agreement (the “Plan”), which provides that, prior to consummation of the Company Merger, Assignor will cause to be transferred its indirect ownership interests in the Excluded Asset (the “Excluded Asset Transfer”) to a limited liability company formed to hold, secure and receive the proceeds of any sale of such assets and, following such transfer, Assignor will transfer the interests in such limited liability company to a liquidating trust for the benefit of Assignor’s stockholders;
WHEREAS, Assignor has organized N1 Hendon Holdings, LLC, a Delaware limited liability company (“Holdco”), to serve as the limited liability company described above;
WHEREAS, Assignor has caused the Excluded Asset Transfer to occur;
WHEREAS, CFI Hendon Holdings, LLC (including any of its assignees or successors, the “Senior Interest Holder”) and Holdco have entered into that certain Participation Agreement, dated as of January 31, 2018, by and among the Senior Interest Holder and Holdco (as may be amended, restated, revised or supplemented from time to time, the “Participation Agreement”), pursuant to which (i) the Senior Interest Holder has purchased the Senior Participation Interest (as defined in the Participation Agreement) and (ii) Holdco has retained the Junior Participation Interest (as defined in the Participation Agreement);
WHEREAS, Assignor currently holds all of the membership interests (the “Holdco Interests”) in Holdco, which Holdco Interests constitute the limited liability company interests contemplated to be transferred to the liquidating trust; and
WHEREAS, consistent with the Plan, Assignor now desires to assign, transfer, and convey to Assignee, and Assignee desires to accept, assume and receive, all right, title, interest in and to the Holdco Interests, to be held and administered by Assignee in accordance with the terms and conditions set forth in the Agreement and Declaration of Trust, dated as of the date hereof, entered into among Assignor, as grantor, and the trustees signatory thereto (the “Trust Agreement”), in exchange for 100% of the units of beneficial interests in Assignee.

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NOW, THEREFORE, pursuant to the Plan and in consideration of the premises set forth in the Trust Agreement and for good and valuable consideration as set forth therein, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.    Assignor does hereby assign, convey, transfer, set over, and deliver to Assignee, its successors and assigns, all right, title, interest in and to the Holdco Interests (the “Grant”). In exchange for the Grant, Assignee does hereby issue to Assignor 100% of the units of beneficial interests in Assignee.
2.    Assignee does hereby accept, assume, receive and become responsible for all liabilities and obligations with respect to, and becomes fully responsible for, the Holdco Interests, and agrees to perform all of the terms, covenants and conditions in connection with the Holdco Interests required to be performed by the owner thereof.
3.    Assignor hereby agrees to perform, execute, and deliver, or cause to be performed, executed, and delivered, any and all such further acts and assurances as Assignee may reasonably require to perfect Assignee’s interest in the Holdco Interests.
4.    This Agreement is governed by and shall be construed in accordance with the laws of the State of Maryland.
5.    This Agreement may be executed in multiple counterparts, each of which shall serve as an original for all purposes, but all counterparts shall be construed together and constitute one and the same Assignment.
6.    Capitalized terms used, but not defined, in this Agreement shall have the meanings given to those terms in the Trust Agreement.
[Signatures appear on the following page.]

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ASSIGNOR:
NORTHSTAR REAL ESTATE INCOME TRUST, INC.
By:
Name:
Title:

ASSIGNEE:
N1 LIQUIDATING TRUST
By:
Name:
Title:

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